Filed Pursuant to Rule 424(b)(5)
Registration No. 333-198782

PROSPECTUS SUPPLEMENT
(To Prospectus dated October 3, 2014)

Sophiris Bio Inc.

3,571,428 Common Shares
Warrants to Purchase 1,785,714 Common Shares

We are offering 3,571,428 of our common shares and warrants to purchase up to 1,785,714 of our shares common shares (and the common shares that are issuable from time to time upon exercise of the warrants). The common shares and warrants will be sold in combination, with one warrant to purchase one common share for every two common shares sold. The combined purchase price for each common share and accompanying warrant is $1.40. The common shares and warrants are immediately separable and will be issued separately. Our common shares are listed on The NASDAQ Capital Market under the symbol “SPHS.” On May 5, 2016, the last reported sale price of our common shares on The NASDAQ Capital Market was $1.33 per share.

The warrants will become exercisable upon issuance, and will remain exercisable until the fifth anniversary of the date of issuance. The exercise price for the warrants initially will be $1.40, subject to certain adjustment.

There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

We have engaged Roth Capital Partners, LLC, or the placement agent, as our exclusive placement agent in connection with this offering. The placement agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the placement agent the placement agent fees set forth in the table below, which assumes that we sell all of the common shares and warrants we are offering. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement for more information regarding these arrangements.

	Per Share and Related Warrants	Total
Public offering price	$1.40	$5,000,000
Placement agent fees (1)	$0.084	$300,000
Proceeds, before expenses, to us (2)	$1.316	$4,700,000

(1) In addition, we have agreed to reimburse the placement agent for certain out-of-pocket expenses. See “Plan of Distribution” beginning on page S-14 of this prospectus supplement.

(2) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

Delivery of the common shares and warrants is expected to be made on or about May 11, 2016, subject to the satisfaction of certain conditions.

Roth Capital Partners

The date of this prospectus supplement is May 9, 2016.

Prospectus

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
FINANCIAL RATIOS	6
USE OF PROCEEDS	6
DESCRIPTION OF SHARE CAPITAL	7
DESCRIPTION OF WARRANTS	9
MATERIAL DIFFERENCES BETWEEN THE BCBCA AND THE DGCL	11
LEGAL OWNERSHIP OF SECURITIES	14
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	20
EXPERTS	20
WHERE YOU CAN FIND MORE INFORMATION	20
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	20
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	21

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, the accompanying prospectus and in any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the placement agent has not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We and the placement agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not, and the placement agent is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and in any free writing prospectus that we have authorized for use in connection with this offering, is accurate only as of the date of those respective documents, regardless of the time of delivery of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents we have referred you to in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common shares and warrants and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated October 3, 2014, including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our securities. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement on page S-7 and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative products for the treatment of urological diseases. We are headquartered in San Diego, California and our common shares currently trade on The NASDAQ Capital Market, or the NASDAQ. We are currently developing topsalysin (PRX302) as a treatment for the lower urinary tract symptoms of benign prostatic hyperplasia, or BPH, commonly referred to as an enlarged prostate and as a treatment for localized low to intermediate risk prostate cancer. In 2004, we licensed exclusive rights to topsalysin from UVIC Industry Partnerships Inc., or UVIC, and The Johns Hopkins University, or Johns Hopkins, for the treatment of prostate cancer and in 2009, we licensed exclusive rights to topsalysin from UVIC and Johns Hopkins for the treatment of the symptoms of BPH. In April 2010, we entered into an exclusive license agreement with Kissei Pharmaceuticals Co., Ltd., or Kissei, pursuant to which we granted Kissei the right to develop and commercialize topsalysin in Japan for the treatment of the symptoms of BPH, prostate cancer, prostatitis or other diseases of the prostate.

Topsalysin, a genetically modified recombinant protein, is delivered via ultrasound-guided injection directly into the prostate. This membrane-disrupting protein is selectively activated by enzymatically active prostate specific antigen, or PSA, which is only present in the prostate, leading to localized cell death and tissue disruption without damage to neighboring tissue and nerves. This method of administration limits the circulation of the drug in the body, and we believe that this limited systemic exposure to the drug, together with how the drug is activated in the prostate, greatly diminishes the risk of side effects.

In May 2015 we initiated a single-center, open-label Phase 2a proof of concept clinical trial of topsalysin for the treatment of localized low to intermediate risk prostate cancer. We believe that the highly targeted mechanism by which topsalysin selectively destroys prostate tissue in BPH makes topsalysin a potential targeted focal treatment for localized prostate cancer. The clinical trial utilizes previously obtained MRI images of each patient’s prostate mapped to real time 3D ultrasound to target the delivery of topsalysin directly into and around a pre-identified clinically significant tumor. Patients received a transperineal administration of topsalysin under general anesthesia at a dose higher than used in our completed Phase 3 BPH PLUS-1 trial but less than the highest dose used in our previous prostate cancer trial. The primary objective of the trial is to assess the safety and tolerability of topsalysin when used to selectively target and focally ablate a clinically significant tumor. The potential efficacy will be evidenced by histological and MRI changes, indicating tumor control at six months following treatment. The clinical trial is being conducted at a single center, the University College London, which is well known for the focal treatment of prostate cancer in the United Kingdom. Although the primary objective of this clinical trial is to assess safety and tolerability, potential efficacy will be assessed by biopsy six months after treatment.

A total of 18 patients with clinically significant, localized low to intermediate risk prostate cancer have been enrolled in this ongoing Phase 2a proof of concept clinical trial. On January 28, 2016 we announced the biopsy data at six months on the first seven patients to complete the trial. A review of the biopsy data from the first seven patients showed that four patients experienced a response to treatment, including: one patient who experienced complete ablation of the tumor where there was no evidence of the treated tumor on a targeted biopsy at six months following treatment; and three patients who experienced either a reduction in the maximum cancer core length or a reduction in the Gleason pattern. Three patients had no response to treatment. (A Gleason pattern is a grading system utilized to describe how aggressive a prostate tumor is and how likely it is to spread. Generally there are five recognized Gleason histological patters and a higher Gleason pattern indicates a more aggressive tumor.) No serious adverse events have been observed to date in this clinical trial and no new safety signals have been reported. We expect to have final data on all 18 patients by the end of the second quarter of 2016.

Subject to obtaining additional funding and completing the ongoing proof of concept trial, we plan to conduct a second Phase 2 clinical trial to confirm the dose and optimize the delivery of topsalysin for the treatment of localized prostate cancer. This study will utilize previously obtained MRI images of each patient’s prostate mapped to real time 3D ultrasound to target the delivery of topsalysin directly into and around a pre-identified clinically significant tumor. The primary objective of the trial will be safety and tolerability of topsalysin when used to selectively target and focally ablate a clinically significant tumor with potential efficacy assessed by histological and MRI changes. We expect that this clinical trial will enroll between 20 and 40 patients in two or more trial sites.

We have completed the first of two Phase 3 clinical trials that we believe would be required to obtain marketing approval for topsalysin for the treatment of the symptoms of BPH. In October 2013 we initiated our first Phase 3 clinical trial, which we refer to as the “PLUS-1” trial, of topsalysin for the treatment of the lower urinary tract symptoms of BPH. The Phase 3 “PLUS-1” trial was an international, multicenter, randomized, double-blind, and vehicle-controlled trial to assess the efficacy and safety of a single intraprostatic administration of topsalysin (0.6 µg/g prostate) for the treatment of the lower urinary symptoms of BPH. Patients were randomized on a 1:1 ratio to either topsalysin or vehicle-only injection, and then monitored for one year. A total of 479 patients with moderate to severe BPH were enrolled and randomized by September 2014. On November 10, 2015, we announced final results from this trial. Topsalysin demonstrated a statistically significant improvement in International Prostate Symptom Score, IPSS, total score from baseline over 12 months compared to the vehicle-only control group (7.60 vs. 6.58 point overall improvement; p = 0.043), the primary endpoint of the trial. (IPSS is a patient recorded, composite assessment that takes into account factors such as ability to empty the bladder, frequency of urination, intermittency of urination, urgency of urination, weak strength of urine stream, straining while urinating, and having to urinate at night after going to bed.) Topsalysin continues to demonstrate a favorable safety profile, with no evidence of any treatment related sexual or cardiovascular side effects.

We are currently evaluating options to further advance the clinical development of topsalysin for the treatment of BPH. We will require significant additional funding to advance topsalysin in clinical development for the treatment of BPH. We could use dilutive funding options such as an equity financing and non-dilutive funding options such as a partnering arrangement or royalty agreement to fund future clinical development of topsalysin. While the exact path of how we will move this program forward has not been determined, we currently believe that a non-dilutive option is the most desirable option given our current capital requirements and potential access to capital. At this point in time we do not plan on pursuing a second Phase 3 trial in BPH unless we obtain additional financing. There can be no assurance that such funding will be available on acceptable terms or at all.

Topsalysin - Mechanism of Action

Topsalysin is a genetically altered form of the naturally occurring protein proaerolysin. In nature, proaerolysin is produced by Aeromonas bacteria, which are commonly found as a contaminant in fresh water and fresh water fish. We have altered the sequence encoding the bacterial protein so that topsalysin is only activated by active PSA (as shown in the figure below), an enzyme that is produced in large quantities in the prostate of men with BPH and prostate cancer.

Topsalysin binds to the GPI-anchored receptors on the cell surface of prostate cells. Once activated by PSA, topsalysin combines with other activated topsalysin molecules, forming stable transmembrane pores that induce cell death. Topsalysin has not been detected in plasma following injection into the prostate. The prostate specific activation of topsalysin by enzymatically active PSA thus limits exposure of non-prostate tissues to the drug’s activity, contributing to the safety of the therapy.

The mechanism of action is shown in the figure below.

Topsalysin Mechanism of Action

Corporate Information

Our predecessor, Protox Pharmaceuticals Inc., was incorporated in January 2002. We were formed in May 2003 under the predecessor to the British Columbia Business Corporations Act, or the BCBCA, by the amalgamation of Stratos Biotechnologies Inc., Nucleus BioScience Inc. and Brightwave Ventures Inc. under the name SNB Capital Corp. In July 2004, we acquired all of the shares of Protox Pharmaceuticals Inc. in a plan of arrangement under the BCBCA and changed our name to Protox Therapeutics Inc. In January 2005, we amalgamated under the BCBCA with Protox Pharmaceuticals Inc. In April 2011, we announced the relocation of our core activities from Vancouver, British Columbia to San Diego, California in conjunction with the transition of a new senior management team. In connection with this operational realignment, we changed our name to Sophiris Bio Inc., effective April 2, 2012.

Our principal executive office is located at 1258 Prospect Street, La Jolla, California 92037. Our telephone number is (858) 777-1760 and our facsimile number is (858) 412-5693. We are domiciled in Vancouver, British Columbia and our registered and records office is at 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3. We also maintain a website at www.sophiris.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not part of this prospectus.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of our initial public offering in August 2013, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.”

THE OFFERING

Common shares offered by us	3,571,428 shares

Warrants offered by us	Warrants to purchase up to 1,785,714common shares.
The warrants will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. Each warrant will have an exercise price of $1.40 per share.

For more information, see the section entitled “Description of Securities We Are Offering — Warrants” on page S-13 of this prospectus supplement.

This prospectus supplement also relates to the offering of the common shares issuable upon exercise of the warrants.

Common shares to be outstanding immediately after this offering	20,816,164 shares (assuming none of the warrants issued in this offering are exercised).

Use of proceeds

We intend to use the net proceeds from this offering for working capital and general corporate purposes, including research and development expenses, general and administrative expenses, manufacturing expenses and the payment of monthly principal and interest payments to Oxford Financial LLC. See “Use of Proceeds” on page S-11 of this prospectus supplement.

NASDAQ Capital Market listing for our common shares

Our common shares is listed on The NASDAQ Capital Market under the symbol “SPHS.”

We do not intend to list the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Risk Factors	An investment in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement.

Outstanding Shares

The number of common shares to be outstanding after this offering is based on 17,244,736 common shares issued and outstanding as of December 31, 2015. Except as otherwise indicated, the number of common shares to be outstanding after this offering excludes the common shares issuable upon exercise of the warrants being offered by us in this offering and also excludes:

•

1,676,835 common shares issuable upon the exercise of outstanding stock options under our stock option plan, with a weighted average exercise price of $5.52 per share, which includes options with exercise prices denominated in U.S. dollars and Canadian dollars, with Canadian dollar amounts converted to U.S. dollars for purposes of the weighted average exercise price calculation using the grant date exchange rate for each Canadian dollar denominated option;

•	7,639 common shares available for future grants under our stock option plan;

•	589,933 common shares issuable upon the exercise of outstanding common share purchase warrants at a weighted average exercise price of $22.56 per share; and

•	shares issuable upon the exercise of warrants sold in this offering.

RISK FACTORS

An investment in our common shares and warrants involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks described under the section captioned “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2015, which is incorporated by reference in this prospectus supplement, and all other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occur, our business, financial condition, results of operations or cash flows could be seriously harmed. This could cause the trading price of our common shares to decline, resulting in a loss of all or part of your investment.

Risks Related To This Offering

There is no public market for the warrants to purchase our common shares being offered in this offering.

There is no established public trading market for the warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the warrants will be limited.

The warrants are speculative in nature. You may not be able to recover your investment in the warrants, and the warrants may expire worthless.

If our common share price does not increase to an amount sufficiently above the applicable exercise price of the warrants during the period the warrants are exercisable, you will be unable to recover any of your investment in the warrants. There can be no assurance that the market price of the common shares will ever equal or exceed the exercise price of the warrants, and consequently, whether it will ever be profitable for holders of the warrants to exercise the warrants.

Holders of the warrants will have no rights as common shareholders until they acquire our common shares.

Until you acquire our common shares upon exercise of the warrants, you will have no rights with respect to our common shares issuable upon exercise of the warrants, including the right to receive dividend payments, vote or respond to tender offers. Upon exercise of your warrants, you will be entitled to exercise the rights of a common shareholder only as to matters for which the record date occurs after the exercise date.

The price of our common shares is likely to be highly volatile, and you could lose all or part of your investment.

Prior to our IPO in 2013, there was no public market for our common shares in the United States. The trading price of our common shares has been volatile and is likely to continue to be volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control, including limited trading volume. In addition to the other risk factors discussed in this section, these factors include:

•	our cash position;

•	our ability to obtain capital resources for us to further our clinical trial programs;

•	the commencement, enrollment or results of our ongoing and future clinical trials of topsalysin or changes in the development status of topsalysin;

•	any adverse development or perceived adverse development with respect to our submission of a BLA to the FDA for topsalysin;

•	unanticipated serious safety concerns related to the use of topsalysin;

•	adverse regulatory decisions, including failure to receive regulatory approval for topsalysin;

•	our decision to initiate a clinical trial, not to initiate a clinical trial or to terminate an existing clinical trial;

•	inability to obtain adequate commercial supply for any approved product or inability to do so at acceptable prices;

•	developments concerning our commercial partners, including but not limited to, those with manufacturers;

•	competition from existing technologies and products or new technologies and products that may emerge;

•	announcements of significant acquisitions, strategic partnerships, joint ventures, new products, capital commitments or other events by us or our competitors;

•	the inability to establish collaborations or termination of a collaboration;

•	announcement or expectation of additional financing efforts;

•	issuances of debt or equity securities;

•	actual or anticipated variations in our quarterly operating results;

•	failure to meet the estimates and projections of the investment community or that we may otherwise provide to the public;

•	our inability to successfully enter new markets or develop additional product candidates;

•	actual or anticipated fluctuations in our competitors’ operating results or changes in their growth rate;

•	sales of our common shares by us, or our shareholders in the future;

•	trading volume of our common shares on The NASDAQ Capital Market and price;

•	market conditions in our industry;

•	overall performance of the equity markets and general political and economic conditions;

•	introduction of new products or services by us or our competitors;

•	additions or departures of key management, scientific or other personnel;

•	publication of research reports about us or our industry or positive or negative recommendations or withdrawal of research coverage by securities or industry analysts;

•	changes in the market valuation of similar companies;

•

disputes or other developments related to intellectual property and other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies and product candidates;

•	changes in laws or regulations and policies applicable to product candidates, including but not limited to clinical trial requirements for approvals;

•	changes in accounting practices;

•	significant lawsuits, including patent or shareholder litigation; and

•	other events or factors, many of which are beyond our control.

Furthermore, the stock markets have experienced extreme price and volume fluctuations that have affected and continue to affect the market prices of equity securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as general economic, political and market conditions such as recessions, interest rate changes or international currency fluctuations, may negatively impact the market price of our common shares.

If there are large sales of our common shares, the market price of our common shares could drop substantially. In addition, a significant number of common shares are subject to issuance upon exercise of outstanding options and warrants, which number of shares subject to outstanding warrants will significantly increase as a result of this offering. Exercises of such options and warrants would result in dilution to our security holders.

If we or our existing shareholders sell a large number of common shares or the public market perceives that we or our existing shareholders might sell our common shares, the market price of our common shares could decline significantly. As of December 31, 2015, we had 17,244,736 outstanding common shares, substantially all of which may be sold in the public market without restriction.

Although we cannot determine at this time how many of the currently-outstanding options and warrants, as well as the warrants being sold in this offering, will ultimately be exercised, the options and warrants will likely be exercised only if the exercise price is below the market price of our common shares. To the extent that options and warrants, including the warrants being sold this offering, are exercised, additional common shares will be issued that will be eligible for resale in the public market, which will result in dilution to our security holders.

We have never paid dividends on our common shares, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid cash dividends on our common shares. We do not anticipate paying any cash dividends on our common shares in the foreseeable future. We currently intend to retain all available funds and any future earnings to fund the development and growth of our business. As a result, capital appreciation, if any, of our common shares will be the sole source of gain for the investors in this offering for the foreseeable future.

If you purchase common shares and accompanying warrants in this offering, you will experience immediate dilution in your investment. You will experience further dilution if we issue additional equity or equity-linked securities in future capital raising transactions.

Purchasers of common shares and the accompanying warrants in this offering will pay a price per share in this offering that exceeds the net tangible book value (deficit) per share of our common shares. After giving effect to our sale of our common shares and accompanying warrants in this offering at the public offering price of $1.40 per share and accompanying warrant, and after deducting the placement agent fees payable by us (but excluding proceeds, if any, from the exercise of the accompanying warrants, you will experience immediate dilution of $1.09 per share, representing the difference between our as adjusted net tangible book value (deficit) per share as of December 31, 2015 after giving effect to this offering and the public offering price. See the section entitled “Dilution” in this prospectus supplement for a more detailed illustration of the dilution you would incur if you purchase common shares and accompanying warrants in this offering.

If we issue additional common shares, or securities convertible into or exchangeable or exercisable for common shares, our shareholders, including investors who purchase our common shares and accompanying warrants in this offering, will experience additional dilution, and any such issuances may result in downward pressure on the price of our common shares. We also cannot assure you that we will be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than either the price per share and accompanying warrant paid by investors in this offering or the exercise price you may pay upon exercise of the warrants, and investors purchasing shares or other securities in the future could have rights superior to existing shareholders.

We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our results of operations or enhance the value of our common shares. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates and cause the price of our common shares to decline.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. Forward-looking statements include, but are not limited to statements about:

•	the success, cost and timing of our research and development activities and clinical trials, including our clinical trials of topsalysin;

•	our ability to obtain funding for our operations;

•	our ability to obtain and maintain regulatory approval of topsalysin, and any related restrictions, limitations and/or warnings in the label of an approved product candidate;

•	our plans to seek a third-party development partner for the further clinical development of topsalysin for the treatment of the symptoms of BPH;

•	our plans to research, develop and commercialize topsalysin;

•	our ability to attract collaborators with development, regulatory and commercialization expertise;

•	the size and growth potential of the market for topsalysin, and our ability to serve that market;

•	our ability to successfully commercialize topsalysin, including our ability to develop sales and marketing capabilities, whether alone or with collaborators;

•	the rate and degree of market acceptance of topsalysin;

•

our ability to obtain and maintain intellectual property protection for our current and any future product candidates and our ability to operate our business without infringing the intellectual property rights of others;

•	regulatory developments in the United States and foreign countries;

•	the performance of our third-party clinical research organizations and manufacturers;

•	the success of competing therapies that are or become available;

•	the loss of key scientific or management personnel;

•	our use of the proceeds from this offering; and

•	the accuracy of our estimates regarding expenses, future revenues, capital requirements and needs for additional financing.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” and similar expressions (including their use in the negative) intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We discuss many of these risks in greater detail in the documents incorporated by reference herein, usually under the heading “Risk Factors.” Also, these forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.

We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated by reference herein, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference herein.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $4.6 million, excluding the proceeds, if any, from the exercise of the warrants, and after deducting the placement agent fees and estimated offering expenses of $443,000 payable by us. If the warrants are purchased and fully exercised for cash, we would receive additional proceeds of $2.5 million.

We currently expect to use the net proceeds from this offering for working capital and general corporate purposes, including research and development expenses, general and administrative expenses, manufacturing expenses and the payment of monthly principal and interest payments to Oxford Financial LLC.

The amounts and timing of these expenditures will depend on a number of factors, such as the timing and progress of our research and development efforts and the timing and progress of any partnering efforts. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. Accordingly, our management will have broad discretion in the application of these proceeds and could spend the proceeds in ways that do not improve our results of operations or increase the value of our share capital. Pending application of the net proceeds as described above, we intend to temporarily invest the proceeds in short term, interest-bearing instruments.

DILUTION

If you purchase our common shares in this offering, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common shares immediately after this offering assuming no value is attributed to the warrants, and assuming they are accounted for and classified as equity. Our net tangible book value as of December 31, 2015 was approximately $1.9 million, or approximately $0.11 per share. Net tangible book value per share represents our total tangible assets less total tangible liabilities, divided by the number of common shares outstanding as of December 31, 2015.

After giving effect to the sale by us of 3,571,428 common shares and warrants to purchase1,785,714 common shares in this offering at a combined public offering price of $1.40 per share of our common shares and the related warrants, and after deducting the placement agent fees and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2015 would have been approximately $6.5 million, or approximately $0.31 per share of common shares. This represents an immediate increase in net tangible book value of approximately $0.20 per share to existing shareholders and an immediate dilution of approximately $1.09 per share to new investors, attributing none of the combined public offering price to warrants offered hereby. The following table illustrates this per share dilution:

Combined public offering price per share and related warrant		$1.40
Net tangible book value per share as of December 31, 2015	$0.11
Increase in net tangible book value per share attributable to new investors	$0.20
As adjusted net tangible book value per share as of December 31, 2015, after giving effect to this offering		$0.31
Dilution per share to new investors in the offering		$1.09

The number of common shares outstanding used for existing shareholders in both the table and calculations above is based on 17,244,736 common shares issued and outstanding as of December 31, 2015. Except as otherwise indicated, the number of common shares to be outstanding after this offering excludes the common shares issuable upon exercise of the warrants being offered by us in this offering and also excludes:

•

1,676,835 common shares issuable upon the exercise of outstanding stock options under our stock option plan, with a weighted average exercise price of $5.52 per share, which includes options with exercise prices denominated in U.S. dollars and Canadian dollars, with Canadian dollar amounts converted to U.S. dollars for purposes of the weighted average exercise price calculation using the grant date exchange rate for each Canadian dollar denominated option;

•	7,639 common shares available for future grants under our stock option plan;

•	589,933 common shares issuable upon the exercise of outstanding common share purchase warrants at a weighted average exercise price of $22.56 per share; and
•	shares issuable upon the exercise of warrants sold in this offering.

Investors that acquire additional common shares through the exercise of the warrants offered hereby may experience additional dilution depending on our net tangible book value at the time of exercise.

The above illustration of dilution per share to the investors participating in this offering assumes no conversion or exercise of outstanding preferred shares or options or warrants to purchase our common shares. To the extent that options, warrants or preferred shares outstanding as of December 31, 2015 or issued thereafter have been or may be exercised or converted or other shares issued, the investors purchasing securities in this offering may experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 3,571,428 common shares and warrants to purchase up to 1,785,714 common shares. The common shares and warrants are immediately separable and will be issued separately. The common shares issuable from time to time upon exercise of the warrants, if any, are also being offered pursuant to this prospectus supplement and the accompanying prospectus.

Common Shares

The material terms and provisions of our common shares are described under the caption “Description of Share Capital” starting on page 7 of the accompanying prospectus.

Warrants

The following summary of certain terms and provisions of the warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the warrant, the form of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Prospective investors should carefully review the terms and provisions of the form of the warrant for a complete description of the terms and conditions of the warrants.

Duration and Exercise Price . The warrants offered hereby will entitle the holders thereof to purchase up to an aggregate of 1,785,714 common shares at an initial exercise price of $1.40 per common share. The warrants will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. The warrants will be issued in certificated form only. After the exercise period, holders of the warrants will have no further rights to exercise the warrants.

Exercisability . The warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our common shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder may not exercise any portion of the warrant to the extent that the holder, together with its affiliates and any other person or entity acting as a group, would own more than 4.99% of the outstanding common shares after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding shares after exercising the holder’s warrants up to 9.99% of the number of our common shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the warrants.

Cashless Exercise. If, at the time a holder exercises its warrant, there is no effective registration statement registering, or the prospectus contained therein is not available for an issuance of the shares underlying the warrant to the holder, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the warrant.

Fundamental Transactions . In the event of any fundamental transaction, as described in the warrants and generally including any merger with or into another entity, sale, lease, license or other disposition of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our common shares, then upon any subsequent exercise of a warrant, the holder will have the right to receive as alternative consideration, for each of our common shares that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of common shares of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of common shares for which the warrant is exercisable immediately prior to such event. In addition, in the event of a fundamental transaction, we or any successor entity shall purchase such warrants from the holders for an amount of cash equal to the value of the warrant as determined in accordance with the Black Scholes option pricing model described in the warrants.

Transferability. Subject to applicable laws and the restriction on transfer set forth in the warrant, the warrants may be transferred at the option of the holder upon surrender of the warrant to us together with the appropriate instruments of transfer.

Listing. We do not intend to list the warrants on any securities exchange or other trading market.

Right as a Shareholder. Holders of the warrants will not have the rights or privileges of holders of our common shares, including any voting rights, until they exercise their warrants, with exceptions for participation in rights offerings or extraordinary distributions..

Waivers and Amendments. Subject to certain exceptions, any term of the warrant may be amended or waived with our written consent and the written consent of the holder.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC, which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering subject to the terms and conditions of a placement agent agreement, dated May 6, 2016. The placement agent may engage selected dealers to assist in the placement of the common shares and warrants. The placement agent is not purchasing or selling any common shares or warrants offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the common shares or warrants, but has agreed to use best efforts to arrange for the sale of all of the common shares and warrants offered hereby. We will enter into subscription agreements directly with investors in connection with this offering and we may not sell the entire amount of common shares and warrants offered pursuant to this prospectus supplement and the accompanying prospectus. The combined purchase price for each common share and accompanying warrant has been determined based upon arm’s-length negotiations between the purchasers and us.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 6% of the gross proceeds in this offering.

The following table shows the per common share and warrants and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the common shares and warrants offered pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the common shares and warrants offered hereby:

Per Share and Related Warrants	$0.084
Total	$300,000

Because there is no minimum offering amount required as a condition to closing in this offering, the actual total offering commissions, if any, are not presently determinable and may be substantially less than the maximum amount set forth above. We have also agreed to reimburse the placement agent for its out-of-pocket expenses in an aggregate amount equal to $20,000.   We have also agreed to pay the placement agent a tail fee of 6% if any purchaser in this offering purchases additional securities from us within three months of the closing of this offering.

Our obligation to issue and sell common shares and warrants to the purchasers is subject to the conditions set forth in the subscription agreements, which may be waived by us at our discretion. A purchaser’s obligation to purchase common shares and warrants is subject to the conditions set forth in his or her subscription agreement as well, which may also be waived.

We currently anticipate that the sale of the common shares and warrants will be completed on or about May 11, 2016. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fee, will be approximately $143,000, which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses. At the closing, The Depository Trust Company will credit the common shares to the respective accounts of the investors. We will mail warrants directly to the investors at the respective addresses set forth in their subscription agreement with us.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agent agreement and subscription agreements. A copy of the placement agent agreement and the form of subscription agreement with the investors are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the Registration Statement of which this prospectus supplement forms a part. See “Where You Can Find Additional Information About Us” on page S-42.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the common shares and warrants sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act.  As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of common shares and warrants by the placement agent acting as a principal. Under these rules and regulations, the placement agent:

●	must not engage in any stabilization activity in connection with our securities; and

●

must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Other

From time to time, the placement agent and its affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services they may receive customary fees. In the course of their businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, the placement agent has not provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain the placement agent to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

LEGAL MATTERS

We are being represented by Cooley LLP, San Diego, California. The validity of the securities offered by this prospectus supplement and the accompanying prospectus and legal matters relating to Canadian law will be passed upon for us by Fasken Martineau DuMoulin LLP, Vancouver, British Columbia. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for the placement agent in connection with this offering.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the Company's ability to continue as a going concern as described in Note 1 to the financial statements) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of the registration statement on Form S-3 we filed with the SEC under the Securities Act and do not contain all the information set forth in the registration statement. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectus for a copy of such contract, agreement or other document. Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus supplement and the accompanying prospectus. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement and the accompanying prospectus. We incorporate by reference into this prospectus supplement and the accompanying prospectus the information or documents listed below that we have filed with the SEC (Commission File No. 001-32979):

■	our annual report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 29, 2016;
■	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 26, 2016 (other than the portions thereof which are furnished and not filed);
■	our current reports on Form 8-K, filed with the SEC on February 1, 2016, April 8, 2016 and April 29, 2016; and
■

the description of our common shares contained in our registration statement on Form 8-A filed with the SEC on August 9, 2013, including any amendments or reports filed for the purposes of updating this description.

We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering of the common shares covered by this prospectus supplement and the accompanying prospectus. Information in such future filings updates and supplements the information provided in this prospectus supplement and the accompanying prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

We will furnish without charge to you, upon written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Sophiris Bio Inc., 1258 Prospect Street, La Jolla, California 92037. Our phone number is (858) 777-1760.

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-198782

PROSPECTUS

Sophiris Bio Inc.

$100,000,000

Common shares

Preferred shares

Warrants

From time to time, we may offer up to $100,000,000 of any combination of the securities described in this prospectus in one or more offerings. We may also offer securities as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any securities registered hereunder, including any applicable antidilution provisions.

This prospectus provides a general description of the securities we may offer. Each time we offer securities, we will provide specific terms of the securities offered in a supplement to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before you invest in any of the securities being offered.

This prospectus may not be used to consummate a sale of any securities unless accompanied by a prospectus supplement.

Our common shares trade on the NASDAQ Global Market, or NASDAQ, under the ticker symbol “SPHS”. On October 2, 2014, the last reported sale price per common share was $2.97 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

We will sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts or over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Investing in our securities involves a high degree of risk. You should review carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 3, 2014.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	5
FINANCIAL RATIOS	6
USE OF PROCEEDS	6
DESCRIPTION OF SHARE CAPITAL	7
DESCRIPTION OF WARRANTS	9
MATERIAL DIFFERENCES BETWEEN THE BCBCA AND THE DGCL	11
LEGAL OWNERSHIP OF SECURITIES	14
PLAN OF DISTRIBUTION	18
LEGAL MATTERS	20
EXPERTS	20
WHERE YOU CAN FIND MORE INFORMATION	20
INCORPORATION OF CERTAIN INFORMATION BY REFERENCE	20
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITY	21

ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total aggregate offering price of $100,000,000. This prospectus provides you with a general description of the securities we may offer.

Each time we sell securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in any documents that we have incorporated by reference into this prospectus. You should read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information By Reference,” before investing in any of the securities offered.

THIS PROSPECTUS MAY NOT BE USED TO CONSUMMATE A SALE OF SECURITIES UNLESS IT IS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

          Neither we, nor any agent, underwriter or dealer has authorized any person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus prepared by or on behalf of us or to which we have referred you. This prospectus, any applicable supplement to this prospectus or any related free writing prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus, any applicable supplement to this prospectus or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

You should not assume that the information contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus, any applicable prospectus supplement or any related free writing prospectus is delivered, or securities are sold, on a later date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

i

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Unless the context indicates otherwise, as used in this prospectus, the terms “Sophiris,” “the Company,” “we,” “us” and “our” refer to Sophiris Bio Inc.

Company Overview

We are a clinical-stage biopharmaceutical company focused on developing innovative products for the treatment of urological diseases. We are headquartered in San Diego, California and our common shares currently trade on the NASDAQ Global Market, or the NASDAQ.

We are currently developing PRX302 as a treatment for the symptoms of benign prostatic hyperplasia, or BPH, commonly referred to as an enlarged prostate. PRX302 is designed to be a convenient treatment for the symptoms of BPH that is safer and less invasive than surgery and more effective and better tolerated than currently approved pharmaceutical therapies. In our Phase 2b clinical trial, we saw significant symptom relief from a single treatment of PRX302 that was sustained throughout the follow-up period of 12 months, and there were no drug-related erectile dysfunction or cardiovascular side effects reported.

On September 2, 2014, we announced that we had completed enrollment in a Phase 3 trial of PRX302 (topsalysin) as a treatment for lower urinary tract symptoms of BPH. The randomized, double-blind and vehicle-controlled study will assess the safety and efficacy of a single intraprostatic injection of PRX302 (0.6 µg/g prostate) for the treatment of BPH. The primary endpoint is the International Prostate Symptom Score (IPSS) total score change from baseline over 52 weeks. Secondary endpoints include Qmax (maximum urine flow) change from baseline (maximum urine flow) over 52 weeks.

In May 2014, we announced that we intend to initiate a proof of concept study for PRX302 as a treatment for localized prostate cancer. We expect to initiate this study in the second half of 2014.

In 2009, we licensed exclusive rights to PRX302 from UVIC Industry Partnerships Inc., or UVIC, and The Johns Hopkins University, or Johns Hopkins, for the treatment of the symptoms of BPH. In April 2010, we entered into an exclusive license agreement with Kissei Pharmaceuticals Co., Ltd., or Kissei, pursuant to which we granted Kissei the right to develop and commercialize PRX302 in Japan for the treatment of the symptoms of BPH, prostate cancer, prostatitis or other diseases of the prostate.

Corporate Information

Our predecessor, Protox Pharmaceuticals Inc., was incorporated in January 2002. We were formed in May 2003 under the predecessor to the British Columbia Business Corporations Act, or the BCBCA, by the amalgamation of Stratos Biotechnologies Inc., Nucleus BioScience Inc. and Brightwave Ventures Inc. under the name SNB Capital Corp. In July 2004, we acquired all of the shares of Protox Pharmaceuticals Inc. in a plan of arrangement under the BCBCA and changed our name to Protox Therapeutics Inc. In January 2005, we amalgamated under the BCBCA with Protox Pharmaceuticals Inc. In April 2011, we announced the relocation of our core activities from Vancouver, British Columbia to San Diego, California in conjunction with the transition of a new senior management team. In connection with this operational realignment, we changed our name to Sophiris Bio Inc., effective April 2, 2012. On August 16, 2013, we commenced our U.S initial public offering and listing on the NASDAQ pursuant to a Registration Statement on Form S-1 (File No. 333-186724) that was declared effective by the Securities and Exchange Commission on August 16, 2013. On August 23, 2013, we sold 13,000,000 of our common shares to the public at a price of $5.00 per share for an aggregate gross offering price of $65 million. Our common shares are currently traded on the NASDAQ under the ticker symbol “SPHS.”

Our principal executive office is located at 1258 Prospect Street, La Jolla, California 92037. Our telephone number is (858) 777-1760 and our facsimile number is (858) 412-5693. We are domiciled in Vancouver, British Columbia and our registered and records office is at 2900-550 Burrard Street, Vancouver, British Columbia, V6C 0A3. We also maintain a website at www.sophiris.com. The reference to our website is an inactive textual reference only and the information contained in, or that can be accessed through, our website is not part of this prospectus.

Sophiris, the Sophiris logo and other trademarks or service marks of Sophiris appearing in this prospectus are the property of Sophiris. This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012. We will remain an emerging growth company until the earlier of (1) December 31, 2018, (2) the last day of the fiscal year (a) in which we have total annual gross revenue of at least $1.0 billion, or (b) in which we are deemed to be a large accelerated filer, which means the market value of our common shares that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (3) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We refer to the Jumpstart Our Business Startups Act of 2012 herein as the “JOBS Act,” and references herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

 As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●

only two years of audited financial statements needed for our initial registration (in addition to any required unaudited interim financial statements) and correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	reduced disclosure about our executive compensation arrangements;

●	no requirement that we hold non-binding advisory votes on executive compensation or golden parachute arrangements; and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We have taken advantage of some of these reduced burdens, and thus the information we provide shareholders may be different than you might get from other public companies in which you hold shares.

The Securities We May Offer

We may offer our common shares and preferred shares and warrants to purchase any of such securities, up to a total aggregate offering price of $100,000,000 from time to time in one or more offerings under this prospectus, together with any applicable prospectus supplement and any related free writing prospectus, at prices and on terms to be determined by market conditions at the time of the relevant offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

●	designation or classification;

●	aggregate offering price;

●	rates and times of payment of dividends, if any;

●	redemption, conversion, exchange or sinking fund terms, if any;

●

conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

●	ranking, if applicable;

●	restrictive covenants, if any;

●	voting or other rights, if any; and

●	important United States federal income tax considerations.

The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of the effectiveness of the registration statement of which this prospectus is a part.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

We may sell the securities directly to investors or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

●	the names of those underwriters or agents;

●	applicable fees, discounts and commissions to be paid to them;

●	details regarding over-allotment options, if any; and

●	the estimated net proceeds to us.

Common Stock. We may issue our common shares from time to time. The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the common shares carry no preemptive, conversion or subscription rights.

Preferred Stock. We may issue our preferred shares from time to time, in one or more series. Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors.

We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred shares of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred shares we are offering before the issuance of the related series of preferred shares. We urge you to read the prospectus supplements (and any related free writing prospectus that we may authorize to be provided to you) related to the series of preferred shares being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred shares.

Warrants. We may issue warrants for the purchase of common shares and/or preferred shares in one or more series. We may issue warrants independently or together with common shares and/or preferred shares, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.

We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.

All dollar amounts in this prospectus expressed on as as-converted basis are calculated using conversion rates as of August 31, 2014 unless otherwise noted.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our Annual Report on Form 10-K for the year ended December 31, 2013, as updated by our annual, quarterly and other reports and documents that are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus is a part. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act that involve a number of risks and uncertainties. Although our forward-looking statements reflect the good faith judgment of our management, these statements can only be based on facts and factors currently known by us. Consequently, these forward-looking statements are inherently subject to risks and uncertainties, and actual results and outcomes may differ materially from results and outcomes discussed in the forward-looking statements.

Forward-looking statements can be identified by the use of forward-looking words such as “believes,” “expects,” “hopes,” “may,” “will,” “plan,” “intends,” “estimates,” “could,” “should,” “would,” “continue,” “seeks,” “pro forma,” or “anticipates,” or other similar words (including their use in the negative), or by discussions of future matters such as the development of new products, technology enhancements, possible collaborations and other statements that are not historical. These statements include but are not limited to statements under the captions “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in other sections incorporated by reference from our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, as well as our other filings with the SEC. You should be aware that the occurrence of any of the events discussed under the heading “Risk Factors” in any applicable prospectus supplement and any documents incorporated by reference herein or therein could substantially harm our business, operating results and financial condition and that if any of these events occurs, it could adversely affect the value of an investment in our securities.

The cautionary statements made in this prospectus are intended to be applicable to all related forward-looking statements wherever they may appear in this prospectus or in any prospectus supplement or any documents incorporated by reference herein or therein. We urge you not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Except as required by law, we assume no obligation to update our forward-looking statements, even if new information becomes available in the future.

FINANCIAL RATIOS

The following table sets forth our ratio of earnings to combined fixed charges and preference securities dividends for each of the periods indicated. The following table is qualified by the more detailed information appearing in the computation table set forth in Exhibit 12.1 to the registration statement of which this prospectus is part and historical financial statements, including the notes to those financial statements, incorporated by reference in this prospectus.

	For the years ended December 31,				For the six months ended
	2010	2011	2012	2013	June 30, 2014
Ratio of combined fixed charges and preference dividends to earnings (1,2)	—	—	—	—	—

(1)

Fixed charges consist of interest expense on debt outstanding, amortization of debt discount and deferred financing costs and an estimate of the interest portion of rental expense. We have not included a ratio of earnings to combined fixed charges and preferred stock dividends because we do not have any preferred stock outstanding as of the date of this prospectus.

(2)

Earnings were insufficient to cover fixed charges by $4.4 million, $14.2 million, $21.2 million and $11.1 million for the years ended December 31, 2010, 2011, 2013 and 2014, respectively and $17.2 million for the six months ended June 30, 2014.

USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, which may include research and development, capital expenditures, working capital and general and administrative expenses. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. Pending these uses, we intend to invest the net proceeds primarily in a money market mutual fund with a large financial institution.

DESCRIPTION OF SHARE CAPITAL

Our authorized share capital consists of unlimited common shares, with no par value, and unlimited preferred shares, with no par value. The following is a summary of the rights of our common and preferred shares and some of the provisions of our notice of articles and articles. This summary is not complete. For more detailed information, please see our notice of articles and articles, which are filed as exhibits to the registration statement of which this prospectus is a part, as well as the relevant provisions of the BCBCA.

As of September 30, 2014, 16,844,736 common shares were outstanding and no preferred shares were outstanding.

Common Shares

The holders of common shares are entitled to receive notice of any meeting of our shareholders, except those meetings at which only the holders of shares of another class or of a particular series are entitled to vote separately as a class or series, and to attend any such meeting and vote their common shares on all matters submitted to a vote of the shareholders, including the election of directors. Each common share entitles its holder to one vote. Our notice of articles and articles do not provide for cumulative voting rights. Because of this, the holders of a majority of the common shares entitled to vote in any election of directors can elect all of the directors standing for election. Shareholder resolutions are generally required to be approved by a majority of votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. However, the BCBCA and our articles require that certain extraordinary corporate actions, such as amalgamations (other than with certain affiliated corporations), continuances, liquidations, dissolutions, arrangements, and sales, leases or exchanges of all, or substantially all, of the assets of the corporation other than in the ordinary course of business, are required to be approved by a “special resolution”, where a special majority of two-thirds of the votes cast by shareholders, who vote in person or by proxy, in respect of the resolution. Subject to the rights of the holders of preferred shares, the holders of common shares are entitled to receive, on a pro-rata basis, such dividends as our board of directors may declare out of funds legally available for this purpose. In the event of the dissolution, liquidation, winding-up or other distribution of our assets, such holders are entitled to receive, on a pro-rata basis, all of our assets remaining after payment of all of our liabilities, subject to the rights of holders of preferred shares. Otherwise, the common shares carry no preemptive, conversion or subscription rights. All of our outstanding common shares are, and the common shares to be issued in this offering will be, duly authorized, validly issued, fully paid and nonassessable.

Preferred Shares

Our board of directors may authorize the issuance of preferred shares from time to time in one or more series, each series comprising the number of shares, designation, rights, privileges, restrictions and conditions determined by our board of directors. The preferred shares may have voting or conversion rights that could have the effect of restricting dividends on our common shares, diluting the voting power of our common shares, impairing the rights of our common shares in the event of our dissolution, liquidation or winding-up or otherwise adversely affect the rights of holders of our common shares. The issuance of preferred shares, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change of control and may adversely affect the market price of our common shares and may preclude shareholders from realizing a potential premium over the market value of their shares. The holders of preferred shares are entitled to receive notice of any meeting of our shareholders and to attend and vote, except as otherwise provided in the rights and restrictions attached to the shares by the board of directors. As at the date hereof, there were no preferred shares issued and outstanding.

Warrants

As of September 30, 2014, there were 1,001,064 common share purchase warrants outstanding, which expire between March 2015 and June 30, 2021. Each of these warrants entitles the holder to purchase one common share at prices ranging between $2.19 and $31.09, as converted, per common share. Each of these warrants has a net exercise provision under which its holder may, in lieu of payment of the exercise price in cash, surrender the warrant and receive a net amount of shares based on the fair market value of our common shares at the time of exercise of the warrant after deduction of the aggregate exercise price. Each of these warrants also contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant in the event of dividends, share splits, reorganizations and reclassifications and consolidations. Certain of these warrants may be subject to an acceleration of their expiration dates if certain conditions are met.

Registration Rights

Warburg Pincus is entitled to rights with respect to the registration of certain of its securities under the Securities Act. These registration rights are contained in the registration rights agreement, dated as of November 19, 2010, between us and Warburg Pincus, or the Registration Rights Agreement, and are described in additional detail below. In an underwritten offering, the underwriters have the right, subject to specified conditions, to limit the number of registrable securities (as such term is defined in the Registration Rights Agreement) to be included under a registration statement.

Demand Registration Rights

Warburg Pincus has the right to demand from us the registration of its registrable securities on (i) Form S-1, Form F-1, Form S-3, or Form F-3 in the United States, provided that we qualify to use such Form S-3 or Form F-3, or (ii) pursuant to a long or short form prospectus in Canada, provided that we qualify to use such short form, in each case so long as the aggregate value of the securities entitled to be included under such registration statement is at least $5.0 million with respect to registration in the United States and CND$5.0 million, with respect to registration in Canada, subject to specified limitations.

“Piggyback” Registration Rights

Subject to specified exceptions, if we propose to register any securities for our own or others’ account, Warburg Pincus has the right to register its shares under the proposed registration statement. We expect that we will obtain from Warburg Pincus a waiver of any and all rights to have its registrable securities included in this offering.

Expenses of Registration; Indemnification

Generally, we are required to bear all registration and selling expenses incurred in connection with each of the registrations described above, other than underwriting discounts, commissions and transfer taxes. The Registration Rights Agreement contains customary indemnification provisions.

Current Reports

We have agreed, under the Registration Rights Agreement, to file the reports required under the Securities Act and applicable Canadian securities legislation to enable the holders of registrable securities to sell such securities pursuant to Rules 144, 144A, Regulation S or applicable Canadian securities legislation.

Amendment to our Articles

Provisions in the BCBCA and in our articles require approval of our board of directors and the holders of a special majority of our outstanding share capital to amend our articles and our notice of articles, being two-thirds of the votes cast in person or by proxy at a shareholders meeting.

Ownership and Exchange Controls

There is currently no law, governmental decree or regulation in Canada that restricts the export or import of capital, or which would affect the remittance of dividends, interest or other payments by us to non-resident holders of our common shares, other than withholding tax requirements, as discussed below under “Certain Canadian Federal Income Tax Information.”

There is currently no limitation imposed by Canadian law or our notice of articles or articles on the right of non-residents to hold or vote our common shares, other than those imposed by the Investment Canada Act and the Competition Act (Canada). These acts will generally not apply except where a control of an existing Canadian business or company, which has Canadian assets or revenues over a certain threshold, is acquired and will not apply to trading generally of securities listed on a stock exchange.

Listing on the NASDAQ Global Market

Our common shares are listed on the NASDAQ Global Market under the symbol “SPHS.”

Transfer Agent and Registrar

The transfer agent and registrar for our common shares in the United States and Canada is Computershare Investor Services Inc., with a mailing address at 510 Burrard Street, 3rd Floor, Vancouver, British Columbia V6C 3B9. The transfer agent for any series of preferred shares that we may offer under this prospectus will be named and described in the prospectus supplement for that series.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements and free writing prospectuses, summarizes the material terms and provisions of the warrants that we may offer under this prospectus, which may consist of warrants to purchase common stock or preferred stock and may be issued in one or more series. Warrants may be issued independently or together with common stock or preferred stock offered by any prospectus supplement, and may be attached to or separate from those securities. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement and any applicable free writing prospectus. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We have filed forms of the warrant agreements as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, if any, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

We will describe in the applicable prospectus supplement the terms relating to a series of warrants being offered, including:

●	the title of such securities;

●	the offering price or prices and aggregate number of warrants offered;

●	the currency or currencies for which the warrants may be purchased;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	if applicable, the minimum or maximum amount of such warrants which my be exercised at any one time;

●

in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which, and the currency in which, these shares may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

●	the terms of any rights to redeem or call the warrants;

●	the terms of any rights to force the exercise of the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreements and warrants may be modified;

●	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent in connection with the exercise of the warrant.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements, and any claim, controversy or dispute arising under or related to the warrants or warrant agreements, will be governed by and construed in accordance with the laws of the State of New York.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

MATERIAL DIFFERENCES BETWEEN THE BCBCA AND THE DGCL

Our corporate affairs are governed by our articles of association and the provisions of applicable laws of British Columbia, including the British Columbia Business Corporations Act, or the BCBCA. The BCBCA differs from the various state laws applicable to U.S. corporations and their shareholders. The following table provides a summary of the material differences between the provisions of the BCBCA and the Delaware General Corporation Law, or the DGCL.

Authorized Share Capital

As permitted by the BCBCA and our articles, our authorized share capital consists of (i) an unlimited number of common shares without par value, with special rights and restrictions attached and (ii) an unlimited number of preferred shares without par value, with special rights and restrictions attached.

Under our articles, the directors have the authority to issue preferred shares in one or more series, with such designations and special rights and restrictions as the directors may determine.

Under the DGCL, a corporation’s certificate of incorporation must specify the number of shares of each class of stock and their par value, or include a statement that such shares are without par value. The certificate of incorporation must also set forth the designations, powers, preferences, rights, qualifications, limitations and restrictions of each class of shares, if any. Under the DGCL, a corporation’s certificate of incorporation give the board of directors the authority to issue preferred stock in one or more series, with such designations and special rights and restrictions as determined by the board of directors.

Dividends

Under the BCBCA and our articles, dividends may be declared at the discretion of the board of directors. Any dividends declared shall be subject to the rights, if any, of shareholders holding shares with special rights as to dividends. Our directors may declare dividends unless there are reasonable grounds for believing that Sophiris is insolvent or the payment of such dividends would render Sophiris insolvent.

The DGCL generally provides that, subject to certain restrictions, the directors of a corporation may declare and pay dividends upon the shares of its capital stock either out of the corporation’s surplus or, if there is no such surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year. Further, the holders of preferred or special stock of any class or series may be entitled to receive dividends at such rates, on such conditions and at such times as stated in the certificate of incorporation.

Shareholder Action by Written Consent

Under the BCBCA and our articles, shareholder action without a meeting may be taken by written resolution signed by all of the shareholders who would be entitled to vote on the relevant issue at a general meeting.

Under the DGCL, any action required or permitted to be taken at a stockholder meeting may be taken without a meeting if consents in writing are signed by the holders of outstanding stock having at least the minimum number of votes necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, unless otherwise provided in the certificate of incorporation. Typically, U.S. public company certificates of incorporation prohibit actions by written consent of the stockholders.

Election of Directors

Neither our articles nor the BCBCA provide for cumulative voting.	Under the DGCL, stockholders are not entitled to cumulative voting in the election of directors unless provided for in the corporation’s certificate of incorporation.

Removal of Directors

As permitted under the BCBCA, our articles provide that a director may be removed before the expiration of their term by a special resolution of shareholders. Our articles also provide that the directors may remove any director before the expiration of their term if the director is convicted of an indictable offence or if the director ceases to be qualified to act as a director.

Under the DGCL any director may be removed, with or without cause, by the affirmative vote of a majority of the shares then entitled to vote at an election of directors, unless the board is classified, cumulative voting is permitted by the certificate of incorporation or the certificate of incorporation provides otherwise.

Required Vote for Certain Transactions

Under the BCBCA, certain extraordinary corporate actions, such as continuances, certain amalgamations, sales, leases or other dispositions of all, or substantially all of, the property of a corporation (other than in the ordinary course of business), liquidations, dissolutions and certain arrangements, are required to be approved by special resolution of shareholders.

Under the DGCL, certain mergers, consolidation, sale, lease, exchange or other disposition of all, or substantially all, the property and assets of a corporation or dissolution of the corporation requires the approval of a majority of the outstanding voting stock of the corporation entitled to vote thereon.

Amendment of Organizing Documents

As permitted by the BCBCA, under our articles, any amendment to the notice of articles or articles generally requires approval by an ordinary or special resolution of the shareholders. In the event that an amendment to the articles would prejudice or interfere with a right or special right attached to issued shares of a class or series of shares, such amendment must be approved separately by the holders of the class or series of shares being affected.

The DGCL provides that a corporation may amend its certificate of incorporation if its board of directors has adopted such amendment, followed by the affirmative vote of a majority of the outstanding voting stock and a majority of the outstanding shares of each class entitled to vote on the amendment as a class. In the event the amendment would alter the aggregate number of authorized shares of a class of stock, their par value, or the powers, preferences or special rights of the shares of a class so as to affect them adversely, the holders of the outstanding shares of the class are entitled to vote as a class upon a proposed amendment, whether or not entitled to vote thereon by the certificate of incorporation.

Quorum of Shareholders

As permitted under the BCBCA, our articles provide that a quorum for general meetings of shareholders is two persons present and being, or representing by proxy, shareholders holding in the aggregate not less than 5% of the issued shares entitled to be voted at the meeting.

Under the DGCL, unless otherwise provided in the certificate of incorporation, with respect to any matter, a quorum for a meeting of stockholders requires the holders of a majority of the shares entitled to vote are represented at the meeting in person or by proxy.

Shareholder Access to Corporate Records

Under the BCBCA, specified books and records of the corporation must be available for inspection by any of our shareholders at the registered and records office.

Under the DGCL, a stockholder of record has the right to inspect the books and records of the corporation, provided that such inspection is for a proper purpose which is reasonably related to such stockholder’s interest as a stockholder.

Annual Meetings of Shareholders

Our articles provide that an annual general meeting must be held at least once in each calendar year, and not more than 15 months after the last annual reference date, at such time and place as may be determined by the directors. An annual meeting of shareholders may be held at a location outside British Columbia if the location for the meeting is approved by a directors’ resolution. Sophiris must provide notice of the annual general meeting to each shareholder entitled to attend the meeting, to each director and to the auditor of the company at least 21 days before the meeting date.

Under the DGCL, a corporation must hold an annual meeting of stockholders in a place designated by the certificate of incorporation or bylaws, whether inside or outside of Delaware, or, if not so designated, as determined by the board of directors and on a date and at a time designated in the bylaws, except as otherwise provided by law. Written notice of every meeting of stockholders must be given to each stockholder of record not less than 10 nor more than 60 days before the date of the meeting.

Special Meetings of Shareholders

Under our articles, the directors have the power at any time to call a meeting of the shareholders. Under the BCBCA, the holders of not less than 5% of the issued shares of a corporation that carry the right to vote at a general meeting may requisition the directors to call a meeting of shareholders.

Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the certificate of incorporation or the bylaws. Typically public company certificates of incorporation do not authorize shareholders to call special meetings.

Anti-takeover Provisions and Interested Shareholder Transactions

As permitted by the BCBCA, our articles provide that our board of directors may fix the number of preferred shares in, and determine the designation of the shares of, each series and create, define and attach rights and restrictions to the preferred shares without shareholder approval. Neither the BCBCA nor our articles restrict us from adopting a shareholder rights plan. The BCBCA does not restrict related party transactions. However, in Canada takeovers and other related party transactions are addressed in provincial securities legislation and policies which may apply to us.

Under the DGCL, a certificate of incorporation may provide the board of directors with the ability to designate the terms of and issue a new class or series of preferred stock, and to issue a stockholder rights plan. Delaware corporations are subject to Delaware’s “business combination” statute. In general, such statute prohibits a corporation from engaging in any business combination transactions with an interested stockholder for a period of three years after the time that the stockholder became an interested stockholder, unless approved by the board of directors beforehand or upon satisfaction of other criteria.

Interested Director Transactions

Under the BCBCA and our articles, a director who has a conflict of interest in any transaction must promptly disclose the nature and extent of the conflict and may not vote on any board resolutions to approve such transaction unless all directors of the corporation are interested, in which case any or all of them may vote. Excluded directors will, however, count for purposes of quorum. A director is liable to account to the corporation for any profit that accrues to the director under or as a result of the interested transaction.

Under the DGCL, a transaction in which a director of the corporation has a conflict of interest is not void or voidable solely because of the director’s conflict, solely because the director is present at or participates in the meeting of the board of directors or committee which authorizes the transaction or solely because any such director’s vote is counted for such purpose, if (a) the material facts of the conflict of interest are known to or disclosed to the board of directors or the committee and the board of directors or committee in good faith authorizes the transaction by a majority of the votes of the disinterested directors, (b) the material facts of the conflict of interest are known or disclosed to the stockholders of the corporation and the transaction is approved in good faith by the stockholders, or (c) the board of directors can demonstrate that the transaction is fair as to the corporation as of the time it is approved by the board of directors, committee or stockholders.

Directors’ and Officers’ Liability and Indemnification

Our articles provide that Sophiris must indemnify a director, former director or alternative director of Sophiris and his or her heirs and legal personal representatives, as set out in the BCBCA, against all eligible penalties to which such person is or may be liable, and Sophiris must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with Sophiris on the terms of the indemnity contained in our articles. In addition, Sophiris may indemnify any other person in accordance with the BCBCA.

Under the DGCL, a corporation has the power to indemnify any person who was, is or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, or any person who was, is or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, in each case by reason of the fact that the person is or was a director, office, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interest of the corporation, and subject to certain other limitations.

Oppression Remedy

The BCBCA provides an oppression remedy that enables a court to make any order, whether interim or final, to rectify matters that are oppressive or unfairly prejudicial to any shareholder, which includes a beneficial shareholder or any other person who, in the court’s discretion, is a proper person to make such an application. The oppression remedy provides the court with very broad and flexible powers to intervene in corporate affairs to protect shareholders and other applicants.

The DGCL does not expressly provide for a similar remedy.

LEGAL OWNERSHIP OF SECURITIES

We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

We may issue securities in book-entry form, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

Subject to applicable law, only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary or its participants. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not legal holders, of the securities.

Street Name Holders

A global security may be terminated in certain situations as described under “—Special Situations When A Global Security Will Be Terminated,” or we may issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

Subject to applicable law, our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so.

Special Considerations for Indirect Holders

If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

●	how it handles securities payments and notices;

●	whether it imposes fees or charges;

●	how it would handle a request for the holders’ consent, if ever required;

●	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

●	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

●	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.

Global Securities

A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all securities issued in book-entry form.

In general, a global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “—Special Situations When A Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and legal holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will be an indirect holder of a beneficial interest in the global security.

If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated or applicable laws require otherwise. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers.

If securities are issued only as global securities, an investor should be aware of the following:

●

unless applicable laws provide otherwise, an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

●

an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

●	an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

●

an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

●	the depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in the global security;

●

we and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in the global security, nor will we or any applicable trustee supervise the depositary in any way;

●

the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

●

financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities.

There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

A global security will terminate when the following special situations occur:

●

if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

●	if we notify any applicable trustee that we wish to terminate that global security; or

●	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION

We may sell the securities from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through underwriters or dealers, through agents, or directly to one or more purchasers. We may distribute securities from time to time in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at negotiated prices; or

●	a combination of these pricing methods.

We may also sell equity securities covered by this registration statement in an “at the market offering” as defined in Rule 415 under the Securities Act. Such offering may be made into an existing trading market for such securities in transactions at other than a fixed price, either:

●

on or through the facilities of the Nasdaq Global Market or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

●	to or through a market maker otherwise than on the Nasdaq Global Market or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or agent.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:

●	the name or names of any underwriters, dealers or agents, if any;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any over-allotment options under which underwriters may purchase additional securities from us;

●	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

●	any public offering price;

●	any discounts or concessions allowed or reallowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities, and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

We may provide agents and underwriters with indemnification against civil liabilities related to this offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. These transactions may be effected on any exchange or over-the-counter market or otherwise.

Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

We are being represented by Cooley LLP, San Diego, California. The validity of the securities being offered by this prospectus and legal matters relating to Canadian laws will be passed upon for us by Fasken Martineau DuMarlin LLP, Vancouver, British Columbia.

EXPERTS

The consolidated financial statements as of December 31, 2013 and December 31, 2012 and for each of the two years in the period ended December 31, 2013, and cumulatively, for the period January 1, 2012 to December 31, 2013 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so included in reliance on the report of PricewaterhouseCoopers LLP (U.S.), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated statements of operations and comprehensive loss and of cash flows for the year ended December 31, 2011 and the related consolidated statement of shareholders’ equity (deficit) for the years ended December 31, 2002 through December 31, 2011, incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2013 have been so included in reliance on the report of PricewaterhouseCoopers LLP (Canada), an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement we filed with the SEC. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Neither we nor any agent, underwriter or dealer has authorized any person to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front page of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities offered by this prospectus.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other document filed by us with the SEC, at the SEC’s Public Reference Room at 100 F Street NE, Washington, D.C. 20549. You can also request copies of these documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at (800) SEC-0330. The SEC maintains a website that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC, including Sophiris. The address of the SEC website is www.sec.gov.

We maintain a website at www.sophirisbio.com. Information contained in or accessible through our website does not constitute a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The SEC file number for the documents incorporated by reference in this prospectus is 001-36054. The documents incorporated by reference into this prospectus contain important information that you should read about us.

The following documents are incorporated by reference into this document:

●	our Annual Report on Form 10-K for the year ended December 31, 2013 (other than information furnished rather than filed), filed with the SEC on March 14, 2014;

●

our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014 and June 30, 2014 (other than information furnished rather than filed), filed with the SEC on May 13, 2014 and August 7, 2014, respectively;

●

our Current Reports on Form 8-K, filed with the SEC on January 31, 2014, February 6, 2014, February 18, 2014, March 25, 2014, March 27, 2014, May 19, 2014, June 2, 2014, July 7, 2014 and September 15, 2014 (other than portions of those documents not deemed to be filed);

●	the portions of our Definitive Proxy Statement on Schedule 14A filed on April 7, 2014 that are deemed “filed” with the SEC; and

●

the description of our common shares in our Registration Statement on Form 8-A (File No. 333-186724) filed on August 9, 2013, including any amendment or reports filed for the purpose of updating this description.

We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items) that are filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, or (ii) after the date of this prospectus but prior to the termination of the offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits which are specifically incorporated by reference into such documents. You should direct any requests for documents by writing us at 1258 Prospect Street, La Jolla, California 92037 or telephoning us at (858) 777-1760.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference into this document will be deemed to be modified or superseded for purposes of the document to the extent that a statement contained in this document or any other subsequently filed document that is deemed to be incorporated by reference into this document modifies or supersedes the statement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR

SECURITIES ACT LIABILITY

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

3,571,428 Common Shares

Warrants to Purchase 1,785,714 Common Shares

PROSPECTUS SUPPLEMENT

Roth Capital Partners

May 9, 2016